UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005

Solomon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01. Entry into a Material Definitive Agreement

On August 14, 2005, Solomon Technologies, Inc. (the “Company”) and Woodlaken, LLC (“Woodlaken”), Jezebel Management Corporation (“Jezebel”), Pinetree (Barbados), Inc. (“Pinetree”) and Coady Family LLC (“Coady,” and together with Woodlaken, Jezebel and Pinetree, the “Investors”) entered into an agreement to amend the promissory notes in the aggregate principal amount of $450,000 issued by the Company to the Investors between March and July 2005 (the “Notes”) extending the maturity date of the Notes from August 15, 2005 to October 1, 2005.

On August 16, 2005, the Company borrowed $150,000 from Jezebel and issued a promissory note in the principal amount of $150,000 to Jezebel. The note bears interest at a rate of 12% per annum and matures on October 1, 2005. The note has substantially the same terms as the Notes and with the Notes is secured by a first priority security interest in all of the tangible and intangible assets of the Company.

The president of Jezebel is Michael D’Amelio, a director of the Company. Jezebel currently owns 250,000 shares of Series A preferred stock of the Company and holds a warrant to purchase 500,000 shares of common stock of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $150,000 from Woodlaken, Jezebel, Pinetree, Coady and others on the same terms as the promissory notes issued to Woodlaken, Jezebel, Pinetree and Coady.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described under Item 1.01, on August 16, 2005, the Company borrowed $150,000 from Jezebel and issued a promissory note in the principal amount of $150,000 to Jezebel. The note is secured by a first priority security interest in all of the tangible and intangible assets of the Company. The note may be accelerated by Jezebel upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of the Company’s representations or obligations under the note. The note matures on October 1, 2005.

Item 3.02 Unregistered Sales of Equity Securities

On August 5, 2005, we issued and sold 200,000 shares of Series B preferred stock to Davis & Gilbert LLP, our outside general counsel (“D&G”). These shares were issued in settlement of $200,000 of indebtedness arising from services rendered to us by D&G. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. Each share of our Series B preferred stock may be converted at any time, at the option of the holder, into the number of fully paid and non-assessable shares of common stock determined by multiplying the number of shares of Series B preferred stock being converted by the quotient obtained by dividing (x) the stated value per share of Series B preferred stock by (y) the current market price of the common stock. The stated value of the Series B preferred stock is $1.00 per share. D&G is not entitled to convert shares of Series B preferred stock into common stock if as a result of such conversion D&G would own 5% or more of our outstanding common stock.

On August 8, 2005, we granted 125,000 shares of common stock to our director Jonathan Betts. These shares of common stock were granted in partial consideration for Mr. Bett’s past contributions to the Company and to encourage his continued service to the Company. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On August 9, 2005, we issued and sold 318,016 shares of Series B preferred stock to Medusa Management LLC. Medusa was assigned $318,016 of indebtedness of the Company from certain vendors of the Company. These shares were issued in settlement of that indebtedness. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On August 9, 2005, we granted 1,754 shares of common stock to our former director David Lindahl. These shares of common stock were granted in lieu of money owed for Mr. Lindahl’s attendance at a Board of Director’s meeting of the Company. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: August 17, 2005                          By: /s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)